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                                                                    EXHIBIT 23.2


                         CONSENT OF SHEARMAN & STERLING

We hereby consent to the use of our name under the headings "CERTAIN TAX CONSIDERATIONS - United States Taxation" and "LEGAL OPINIONS" of the Prospectus included in this Registration Statement.

Date: May 15, 2003

                                                     /s/ Shearman & Sterling
                                                     -------------------------
                                                     Shearman & Sterling